Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for January 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,187	128,881,138	139,748,209	152,892,620	170,256,792	172,379,735

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06

Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175	80,179	80,087	79,982	79,800
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423	41,504	41,462	41,565	41,514
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376	23,299	23,212	23,187	23,058
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517	17,657	17,702	17,772	17,852
Secured loans	389	401	408	413	426	432	454	458	480	492
Notes receivable	119	106	93	110	98	98	94	90	126	112
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752	38,675	38,625	38,417	38,286
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450	29,245	29,053	28,710	28,457
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302	9,430	9,572	9,707	9,829

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06

Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,727	158,851,935	168,716,430	180,735,296	196,625,362	197,947,933
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,587	111,451,338	121,813,827	134,387,083	151,071,703	152,876,127
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,177	58,636,526	59,759,475	59,530,698	60,560,792	60,327,901
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095	24,184,173	24,594,689	25,015,381	25,515,522
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200	37,714,486	50,133,270	65,277,607	66,831,637
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516	155,692	128,424	217,921	201,066
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596	46,902,602	46,348,213	45,553,658	45,071,805
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873	43,897,824	43,297,721	42,461,240	41,945,579
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723	3,004,777	3,050,491	3,092,417	3,126,226

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06

Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970	7,689,431	7,949,942	8,230,088	8,279,886

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06

Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246	19,278,615	19,043,832	20,491,613	21,872,151

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

										(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06

Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000	10,244,000	10,555,000	10,955,000	11,223,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000	5,818,000	6,103,000	6,244,000	6,468,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000	3,155,000	3,220,000	3,291,000	3,208,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000	451,000	409,000	485,000	505,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000	818,000	821,000	933,000	1,041,000

* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.
* Receivable of small business owner loans in August has revised. (59,259,181 —> 59,259,177)

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,592	1,380	1,351	1,422	1,589	1,251			14,172
Approvals	404	309	413	389	412	342	325	334	448	272			3,648
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.88%	24.78%	24.06%	23.49%	28.19%	21.74%			25.74%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,715	1,860	1,400	1,374	1,137			17,913
Approvals	1,673	2,142	1,855	1,418	1,328	1,300	1,410	1,195	1,210	970			14,501
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.80%	75.81%	85.36%	88.06%	85.31%			80.95%
Secured loans
Applications	65	67	116	97	87	113	115	121	106	101			988
Approvals	23	25	38	30	39	41	43	38	51	29			357
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%	37.39%	31.40%	48.11%	28.71%			36.13%
Notes receivable
Applications	50	21	39	45	48	49	39	41	78	34			444
Approvals	34	21	23	37	28	26	31	22	50	26			298
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%	79.49%	53.66%	64.10%	76.47%			67.12%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216	6,227	6,096	5,254	6,252			65,200
Approvals	380	278	340	350	388	353	322	323	279	266			3,279
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%	5.17%	5.30%	5.31%	4.25%			5.03%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302	3,011	2,703	2,460	2,778			28,756
Approvals	502	494	552	490	509	491	491	463	492	392			4,876
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%	16.31%	17.13%	20.00%	14.11%			16.96%
*1	The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.

*2	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*3	Certain figures for “Applications”, “Approvals”, and “Approval ratio” from August onwards have revised.

Newly Contracted Accounts and Loan Amounts by Application Channel
January 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	70	207,720	275	264,700	1	28,000	1	401	0	0	32	8,550	379	509,371
Other	200	4,576,800	84	72,990	18	2,481,159	20	36,746	231	597,680	264	73,244	817	7,838,620

Total	270	4,784,520	359	337,690	19	2,509,159	21	37,147	231	597,680	296	81,794	1,196	8,347,991

January 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	35	168,100	123	126,172	1	5,000	0	0	0	0	13	3,900	172	303,172
Other	159	810,700	188	264,219	16	1,675,200	9	30,331	256	745,000	232	59,284	860	3,584,735

Total	194	978,800	311	390,392	17	1,680,200	9	30,331	256	745,000	245	63,184	1,032	3,887,907

* “OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

January 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,617	5,483,362	4,045	5,017,943	8	88,385	2	5,300	9	19,917	1,418	454,516	7,099	11,069,424
Other	23,315	52,970,902	13,655	15,669,782	378	13,168,828	85	145,926	32,415	49,392,794	7,635	2,370,229	77,483	133,718,465

Total	24,932	58,454,264	17,700	20,687,725	386	13,257,213	87	151,226	32,424	49,412,712	9,053	2,824,746	84,582	144,787,889

January 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,815	5,575,965	5,604	9,528,195	12	66,754	1	1,890	11	20,644	1,215	369,186	8,658	15,562,636
Other	21,243	54,751,935	12,248	15,987,326	480	66,764,883	111	199,176	28,446	41,924,935	8,614	2,757,039	71,142	182,385,297

Total	23,058	60,327,901	17,852	25,515,522	492	66,831,637	112	201,066	28,457	41,945,579	9,829	3,126,226	79,800	197,947,933

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of January 31, 2004, 2005 and 2006
January 31, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	652,815	1.14	537,326	0.94	1,864,079	3.25	3,054,222	5.32	57,403,790
Business Timely loans	239,000	1.29	129,931	0.70	381,792	2.05	750,724	4.04	18,589,881
Secured loans	11,560	0.25	12,011	0.26	143,384	3.12	166,956	3.63	4,593,035
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	387,123
Wide loans	617,848	1.04	413,461	0.70	1,656,176	2.79	2,687,486	4.53	59,277,686
Consumer loans	592,881	1.60	311,069	0.84	621,711	1.68	1,525,662	4.11	37,107,567

Total	2,114,105	1.19	1,403,801	0.79	4,667,144	2.63	8,185,052	4.61	177,359,084

January 31, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	567,954	0.97	461,867	0.79	2,365,956	4.05	3,395,778	5.81	58,454,264
Business Timely loans	186,794	0.90	132,896	0.64	380,330	1.84	700,022	3.38	20,687,725
Secured loans	292,585	2.21	86,810	0.65	142,665	1.08	522,061	3.94	13,257,213
Notes receivable	0	0.00	3,725	2.46	22,456	14.85	26,181	17.31	151,226
Wide loans	449,489	0.91	322,805	0.65	1,728,165	3.50	2,500,460	5.06	49,412,712
Consumer loans	36,961	1.31	29,566	1.05	52,883	1.87	119,411	4.23	2,824,746

Total	1,533,785	1.06	1,037,671	0.72	4,692,457	3.24	7,263,914	5.02	144,787,889

January 31, 2006

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	435,980	0.72	415,498	0.69	2,687,293	4.45	3,538,772	5.87	60,327,901
Business Timely loans	225,101	0.88	191,763	0.75	460,391	1.80	877,256	3.44	25,515,522
Secured loans	17,219	0.03	10,209	0.02	134,035	0.20	161,463	0.24	66,831,637
Notes receivable	0	0.00	0	0.00	19,236	9.57	19,236	9.57	201,066
Wide loans	312,390	0.74	187,405	0.45	1,304,479	3.11	1,804,275	4.30	41,945,579
Consumer loans	52,813	1.69	39,393	1.26	79,195	2.53	171,401	5.48	3,126,226

Total	1,043,505	0.53	844,270	0.43	4,684,631	2.37	6,572,406	3.32	197,947,933

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	January 2005		January 2006		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	89,920	71.10%	128,367	70.59%	100,855	75.00%
Bank	70,974	56.12%	109,549	60.24%	84,609	62.92%
Non-life insurance companies	1,955	1.55%	1,632	0.90%	1,716	1.28%
Other financial institutions	16,991	13.44%	17,185	9.45%	14,528	10.80%
Direct	36,547	28.90%	53,487	29.41%	33,614	25.00%

Total	126,467	100.00%	181,854	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	January 2005		January 2006		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	11,533	9.12%	44,300	24.36%	10,917	8.12%
Long-term loan	114,935	90.88%	137,555	75.64%	123,552	91.88%
Long-term loan within 1 year	60,201	47.60%	51,341	28.23%	53,874	40.06%
Long-term loan over 1 year	54,734	43.28%	86,214	47.41%	69,678	51.82%

Total	126,468	100.00%	181,854	100.00%	134,469	100.00%

Borrowing rates

	(%)
	January 2005	January 2006	March 2005
Indirect	2.07	1.54	1.97
Bank	1.99	1.52	1.89
Non-life insurance companies	2.34	2.05	2.35
Other financial institutions	2.39	1.58	2.38
Direct	1.67	0.83	1.30

Total	1.96	1.33	1.80

List of Investment Securities

	As of January 31, 2006
	(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	450	5,528,430,000	3,071,350,000
IDU Co.	8922	5,200	198,758	1,033,544,000	671,000	3,489,200,000	2,455,656,000
Xinhua Finance Ltd.	9399	121,060	63,281	7,660,869,858	77,000	9,321,620,000	1,660,750,142
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	28,700	1,435,000,000	1,130,420,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	429,000	643,500,000	518,500,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	454	3,302,850,000	390,075,354
Axell Corp.	6730	600	41,666	25,000,000	485,000	291,000,000	266,000,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	545,000	272,500,000	221,233,750
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	152,000	228,000,000	104,736,000
MOC Corp.	2363	800	165,000	132,000,000	285,000	228,000,000	96,000,000
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,930	129,300,000	73,993,361
SBI Partners Co., Ltd.	9653	19,400	107	2,079,680	3,780	73,332,000	71,252,320
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,077	132,439,767	59,543,898
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	2,215	66,450,000	21,450,000
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	2,165	37,454,500	13,217,200
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	161,000	79,856,000	12,031,755
Gamepot Inc.	3792	30	24,335	730,050	412,000	12,360,000	11,629,950
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	782	78,200,000	4,260,500
Aeria Inc.	3758	30	1,505,600	45,168,000	1,570,000	47,100,000	1,932,000

Subtotal				15,212,560,037		25,396,592,267	10,184,032,230

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 127				9,032,297,192		8,989,800,676	–42,496,516

* Deemed securities are included.

Total				24,244,857,229		34,386,392,943	10,141,535,714

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

	(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co., Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	179,000	71,600,000,000	71,100,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	530	1,659,960,000	213,542,100
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	2,210,311,000	—	2,210,311,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,767,000	541,606	3,810,739,920	(27,080)
Other subsidiaries				117,623,711		117,623,711	0

Total				9,818,119,611		81,131,634,631	71,313,515,020

*	Beginning book value (US$20,000,000) of Matsuyama Nissin Leasing (Shanghai) Co., Ltd. is converted into yen.